Exhibit 99.1

MabVax Therapeutics Receives Nasdaq Delist Determination

San Diego, CA, July 5, 2018 – MabVax Therapeutics Holdings, Inc. (Nasdaq: MBVX), a clinical-stage biotechnology company with a fully human antibody discovery platform focused on the development of antibody-based products to address unmet medical needs in the treatment of cancer, announced today that as a result of the Company’s decision not to submit a plan to regain compliance with Nasdaq’s filing requirement, which decision was announced by the Company in a press release on July 2, 2018, on that same date, the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notified the Company of its determination to delist the Company’s securities from Nasdaq. The Staff indicated that the determination was based upon the Company’s non-compliance with the filing requirement as well as the Company’s non-compliance with the $2.5 million stockholders’ equity requirement for continued listing on The Nasdaq Capital Market.

The Company does not intend to appeal the Staff’s decision and, as a result, trading of the Company’s common stock will be suspended on Nasdaq at the open of business on Wednesday, July 11, 2018. Nasdaq will thereafter take action to formally remove the Company’s securities from listing and registration on Nasdaq via the filing of a Form 25 with the Securities and Exchange Commission.

About MabVax:

MabVax Therapeutics Holdings, Inc. is a clinical-stage biotechnology company with a fully human antibody discovery platform focused on the rapid translation into clinical development of products to address unmet medical needs in the treatment of cancer. Our antibody MVT-5873, is a fully human IgG1 monoclonal antibody (mAb) that targets sialyl Lewis A (sLea), an epitope on CA19-9, and is currently in Phase 1 clinical trials as a therapeutic agent for patients with pancreatic cancer and other CA19-9 positive tumors. CA19-9 is expressed in over 90% of pancreatic cancers and in other diseases including small cell lung and GI cancers. CA19-9 plays an important role in tumor adhesion and metastasis, and is a marker of an aggressive cancer phenotype. CA19-9 serum levels are considered a valuable adjunct in the diagnosis, prognosis and treatment monitoring of pancreatic cancer. With our collaborators including Memorial Sloan Kettering Cancer Center, Rockefeller University, Sarah Cannon Research Institute, Honor Health and Imaging Endpoints, we have treated more than 56 patients with either our therapeutic antibody designated as MVT-5873 or our PET imaging diagnostic product designated as MVT-2163 in Phase 1 clinical studies, and demonstrated early safety, specificity for the target and a potential efficacy signal. Patient dosing has commenced for our lead development program in Phase 1 clinical study of the Company's radioimmunotherapy product MVT-1075. For additional information, please visit the Company's website, www.mabvax.com.

Forward Looking Statements:

This press release contains "forward-looking statements" regarding matters that are not historical facts, including statements relating to the ability of the Company to timely file its periodic Exchange Act reports and the ability of the Company to relist on the Nasdaq or any other exchange, if it decides to do so, and if so, whether the Company will meet the initial listing requirements. We have no assurance that we will ever attempt to relist on The Nasdaq Capital Market, or any other market, or that if we do attempt to relist that we will be accepted. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as "could," "plans," "expects," "will," "potential," and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to the Company may be found in the Company's periodic filings with the Securities and Exchange Commission, including the factors described in the section entitled "Risk Factors" in its annual report on Form 10-K for the fiscal year ended December 31, 2017 and other filings submitted by the Company to the SEC, copies of which may be obtained from the SEC's website at www.sec.gov. The parties do not undertake any obligation to update forward-looking statements contained in this press release.

MabVax Investor Contact:

Email: MabVaxIR@mabvax.com
Phone: 858-500-8468

Media Contact:

Russo Partners LLC
Phone: 212-845-4272
Email: travis.kruse@russopartnersllc.com